SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 27, 2000

                     AREA INVESTMENT AND DEVELOPMENT COMPANY
             (Exact name of registrant as specified in its charter)

            Utah                            000-26971                           87-0284871
(State or other jurisdiction of      (Commission File Number)      (I.R.S. Employer Identification No.)
      incorporation)


      c/o Solomon Broadcasting International, Inc.
         130 S. El Camino Drive, Beverly Hills                    90212
        (Address of principal executive offices)               (Zip Code)

Registrant's Telephone Number:  310-205-6220

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


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Item 2.   Acquisition or Disposition of Assets.

     On March 27, 2000, Area Investment and Development Company (the "Company") closed a Stock Purchase Agreement (the "Stock Purchase Agreement"), by and between the Company and Catherine McGee ("Ms. McGee"), the holder of 100% of the outstanding shares of common stock of Pure Vision Internet, Inc., a California corporation ("Pure Vision"). As a result of the aforementioned closing, the Company acquired 100% of the outstanding shares of common stock of Pure Vision from Ms. McGee in exchange for: (i) the issuance by the Company of an aggregate of 2,043,226 shares of the Company's common stock to Ms. McGee and her respective designees; (ii) options granted to Ms. McGee and her designees to purchase a total of 525,000 shares of the Company's common stock (the
"Options"); (iii) $100,000 for the sole purpose of paying debt owed by Pure Vision; and, (iv) $100,000, monthly for a period of one year, to be used by Pure Vision for operating expenses and salaries of Pure Vision employees.

     The Options bear the following exercise price: (i) 175,000 shares at a price of $5 per share; (ii) 175,000 shares at a price of $10 per share; and,
(iii) 175,000 shares at a price of $15 per share.

     It is the intention of the Company to use its existing funds, as well as funds to be generated from either operations or additional capital investments, to pay any or all monies owed pursuant to the Stock Purchase Agreement.

     The main focus of Pure Vision for the last three years has been their Web site www.thegospel.com. The Gospel.com is a Christian Web community partnering with churches and ministries worldwide. Pure Vision Ministries represent over 50 million regular church attendees and manages 35,000 digital video and audio files. Pure Vision is well established in the areas of, web site template development, video streaming, webcasting, web conferencing, hosting sites, automatic e-commerce store generator, domain name provider and an ISP/DSL reseller.


Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after the date this Current Report must be filed.

     (b)  Pro Forma Financial Information.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after the date this Current Report must be filed.


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(c)  Exhibits.


       Exhibit No.                                     Document
       -----------                                     --------

          (2.1) Stock Purchase Agreement Dated February ___, 2000 by and between the Company and Holders of 100% of the Outstanding Shares of Pure Vision Internet, Inc. Common Stock (incorporated by reference from the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission under File No. 000-26971)


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                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, this 11th day of April, 2000.

                                     AREA INVESTMENT AND DEVELOPMENT COMPANY


                                     By:____________________________________
                                        Rick Garson, President


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